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                                                                     EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-20611 and No. 33-30455) and the Registration Statements on Form S-3 (No. 33-33104, No. 33-42265 and No. 33-41586) of Baldwin Technology Company, Inc. of our report dated August 15, 1995 appearing on page 15 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 42 of this Form 10-K.





PRICE WATERHOUSE LLP

Stamford, Connecticut
September 27, 1995